Exhibit 77I(b)


The sections of the Statement of Additional Information Part II dated February 1, 2006 captioned Description of the Trusts and Voting Rights relating to the Loomis Sayles Global Markets Fund are incorporated by reference to PEA No. 40 to the Registration Statement filed on January 30, 2006. (Accession No. 0001193125-06-015279).